UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
April 11, 2014

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1627 E. Walnut
Seguin, Texas 78155
(Address of Registrant’s principal executive offices, including zip code)

(830) 379-1480

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2014, Alamo Group, Inc. (the “Company”) and Alamo Group (USA) Inc., a wholly-owned subsidiary of the Company (the “Purchaser”), entered into a Membership Interests and Partnership Purchase Agreement (the “Purchase Agreement”) with Specialized Industries LP (the “Seller”).  On April 11, 2014, the Company, the Purchaser and the Seller entered into to the Second Amendment to Membership Interests and Partnership Purchase Agreement (the “Amendment”) amending the termination provisions of the Purchase Agreement to provide that the Purchase Agreement may be terminated by either the Purchaser or the Seller if the closing has not occurred (other than through the breach by the party seeking to terminate the Purchase Agreement of its obligations under the Purchase Agreement) by June 2, 2014.

The above description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1
Second Amendment to Membership Interests and Partnership Interests Purchase Agreement by and between Alamo Group (USA) Inc., as Purchaser, Specialized Industries LP, as Seller, and Alamo Group Inc., dated as of April 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.

Date: April 17, 2014	By:	/s/ Robert H. George
Robert H. George
Vice-President-Administration

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amendment to Membership Interests and Partnership Interests Purchase Agreement by and between Alamo Group (USA) Inc., as Purchaser, Specialized Industries LP, as Seller, and Alamo Group Inc., dated as of April 11, 2014